Exhibit 10(l)

Amended and restated November 21, 2002

Amended and restated September 12, 2002

Amended September 4, 2001

Amended November 23, 1994

Adjusted for Stock Splits in 1990, 1994 and 1997(2)

COMPAQ COMPUTER CORPORATION

1985 EXECUTIVE AND KEY EMPLOYEE STOCK OPTION PLAN

ARTICLE I

Definitions

1.01                           “Board” shall mean the Board of Directors of the Company.

1.02                           “Code” shall mean the Internal Revenue Code of 1986 as amended.

1.03                           “Committee” shall mean the body comprised of the member or members of the Board appointed by the Board to administer the Plan.

1.04                           “Common Stock” means the Company’s $.01 par value common stock.

1.05                           “Company” shall mean Compaq Computer Corporation or any successor thereto.

1.06                           “Fair Market Value” shall mean the value of a share of Common Stock as determined by the Board. The Board shall determine Fair Market Value as follows:

(i)                                     If the Common Stock shall not then be listed and traded upon a recognized securities exchange or in the NASDAQ National Market System, upon the basis of the mean between the bid and asked quotations for such stock on the Date of Grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the Date of Grant, then upon the basis of the mean between the bid an asked quotations on the date nearest preceding the Date of Grant; or,

(ii)                                  If the Common Stock shall then be listed and traded upon a recognized securities exchange or in the NASDAQ National Market System, upon the basis of the reported closing price at which shares of the Common Stock were traded on such recognized securities exchange or system on the Date of Grant or, if the Common Stock was not traded on said date, upon the basis of the reported closing price on the date nearest preceding the Date of Grant.

1.07                           “Date of Grant” means the later of (i) the date on which the Board approves the grant of an Option or (ii) the date on which the Optionee is employed by the Company or a Subsidiary.

1.08                           “Incentive Option” means an option to purchase Common Stock granted pursuant to the provisions of the Plan, including the provisions of Paragraphs 8.02, 8.03, 8.04, and 8.05 of the Plan.

1.09                           “Optionee” shall mean an officer and key manager of the Company to whom an Option has been granted under the Plan.

1.10                           “Plan” shall mean the Compaq Computer Corporation1985 Executive and Key Employee Stock Option Plan, the terms of which are set forth herein.

1.11                           “Incentive Stock Option Agreement” shall mean any written notice, agreement or other instrument or document evidencing an Incentive Option and under which the Optionee may purchase Common Stock pursuant to the terms of the Plan.

1.12                           “Subsidiary” or “Subsidiaries” shall mean any corporation which is a subsidiary corporation of the Company pursuant to Section 425(f ) of the Code.

1.13                           “Successor” shall mean the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by the reason of the death of any Optionee.

1.14                           “Nonqualified Option” shall mean an Option to purchase Common Stock granted pursuant to the provisions of the Plan, but which is not subject to the provisions of Paragraphs 8.02 and 8.05 of the Plan.

1.15                           “Nonqualified Stock Option Agreement” shall mean any written notice, agreement or other instrument or document evidencing a Nonqualified Option and under which the Optionee may purchase Common Stock pursuant to the terms of the Plan.

1.16                           “Option” shall refer to either or both Incentive Options and Nonqualified Options granted pursuant to the terms of the Plan.

ARTICLE II

Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by offering to officers and key managers of the Company and its Subsidiaries the opportunity to acquire, or increase a proprietary interest in the Company by the grant to such persons of Incentive Options entitled to the income tax benefits described in Section 422A of the Code under the terms set forth in the Plan and by the grant to employees of Nonqualified Options. By so doing, the Company seeks to motivate, obtain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continuing efforts the success of the Company depends.

ARTICLE III

Effective Date of the Plan

The Plan shall become effective on the date of its adoption by a resolution of the Board. Within one year of such adoption, this Plan shall be submitted to the stockholders of the Company entitled to vote thereon; should a majority of the stockholders of the Company entitled to vote thereon fail to approve the Plan within such year, this Plan shall automatically terminate.

ARTICLE IV

Eligibility

Options may be granted only to officers and key manager (including officers and employees who are also directors) of the Company or any of its Subsidiaries.

ARTICLE V

Administration of the Plan

The Plan shall be administered by the Board. The Board may, in its discretion, appoint a Committee to administer the Plan. The Committee shall consist of three or more disinterested directors, none of whom shall be eligible (or shall have been eligible for one year prior to appointment to the Committee) to be granted Options under the Plan. The Committee shall serve at the pleasure of the Board and shall exercise all powers of the Board granted herein, other than the power to amend the Plan.

The Board shall have the sole discretion and authority, subject to the provisions of the Plan, to determine the officers and key managers to whom and the time or times at which Options shall be granted, and the number of shares of the Common Stock which shall be subject to each Option.

Subject to the express provisions of the Plan, the Board shall also have full and final authority to interpret the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

The majority of the members of the Board shall constitute a quorum and any action taken by a majority present at a meeting a which a quorum is present or any action taken without a meeting evidenced by writing executed by a majority of the Board shall constitute the action of the Board.

Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Board or any of its committees as shall be administering the Plan may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. The delegation may be revoked at any time.

ARTICLE VI

Common Stock Subject to Options

Subject to the adjustments specified below, the aggregate number of shares of Common Stock that may be issued upon the exercise of all Options that may be granted under the Plan shall not exceed 30,000,000 shares of the Common Stock. Any shares subject to an Option which for any reason is surrendered, expires or is terminated unexercised as to such shares may again be subject to an Option under the Plan.

ARTICLE VII

Adjustments and Change in Control

7.01                           Adjustment. The total number of shares of Common Stock available for Options under the Plan or which may be allocated to any one employee, the number of shares of Common Stock subject to outstanding Options and the exercise price for such Options shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock dividend, subdivision or combination of shares or reclassification, as may be necessary to maintain the proportionate interest of the Option holder. In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Board may make such adjustments with respect to Options under the Plan and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation or tender offer including, without limitation, the substitution of new Options, the termination or adjustment of outstanding Options, and the acceleration of Options.

7.02                           Immediate Vesting. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control, as defined below, all outstanding Options shall vest and become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of Award; provided, however, that unless otherwise determined by the Committee at the time of award or thereafter, if it is determined that the Net After-Tax Amount to be realized by any Optionee, taking into account the accelerated vesting provided for by this paragraph 7.02 as well as all other payments to be received by such Optionee in connection with such Change in Control, would be higher if Options did not vest in accordance with the foregoing paragraph 7.02, then and to such extent the Options shall not vest. The determination of whether any such Option should not vest shall be made by a nationally recognized accounting firm selected by the Company, which shall be instructed to consider that (i) stock options shall be vested in the order in which they were granted and within each grant in the order in which they would otherwise have vested and (ii) unless and to the extent any other plan, arrangement or contract of the Company pursuant to which any such payment is to be received provides to the contrary, such other payment shall be deemed to have occurred after any acceleration of Options.

7.03                           Change in Control. A “Change in Control” shall be deemed to have occurred if: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to January 18, 1989), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

7.04                           Net After-Tax Amount. “Net After-Tax Amount” shall mean the net amount of compensation, assuming for this purpose only that all vested Options are exercised upon such Change in Control, to be received (or deemed to have been received) by such Optionee in connection with such Change of Control under any option agreement and under any other plan, arrangement or contract of the company to which such Optionee is a party, after giving effect to all income and excise taxes applicable to such payments.

ARTICLE VIII

Terms and Conditions of Options

8.01                           Option Grant and Agreement. Each Incentive Option and each Nonqualified Option granted prior to November 23, 1994, shall be evidenced by a written Incentive Stock Option Agreement or a written Nonqualified Stock Option Agreement, as applicable, dated as of the Date of Grant and executed by the Company and the Optionee, which Agreement shall set forth the applicable terms and conditions provided in this Article VIII and such other provisions which the Board, in its discretion, may deem appropriate. Each Incentive Option and each Nonqualified Option granted on or after November 23, 1994, shall be evidenced by a Stock Option Agreement in the form of a written notice to the Participant receiving an Option, which shall set forth the applicable terms and conditions provided in this Article VIII and such other provisions which the Board, in its discretion may deem appropriate.

8.02                           Participation Limitation. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the stock subject to Incentive Stock Options as defined by Section 422A of the Code (“Section 422A”) held by any Optionee that become exercisable for the first time by such Optionee during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different the maximum limitation in effect at the time of grant under Section 422A, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Option granted hereunder shall comply in all respects with the provisions of Section 422A, or any successor provision, and any regulations promulgated thereunder.

8.03                           Option Price. The per share Option price of the Common Stock subject to each Option shall be determined by the Board but the per share price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

8.04                           Option. Each Option granted must be granted within ten years from the date of the Plan’s adoption by the Board. The period of exercise of each Option shall be set forth in the applicable Option Agreement; provided that such period not exceed ten years from the Date of Grant.

8.05                           Ten Percent Shareholder Limitations. In any case in which an Incentive Option is granted to an employee who, at the time the Incentive Option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent or subsidiary, the per share Incentive Option price of the Common Stock subject to each Incentive Option shall be determined by the Board but the per share price shall not be less than one hundred and ten percent of the Fair Market Value of the Common Stock on the Date of Grant; furthermore, the period for exercise, of each such Incentive Option shall not exceed five (5) years from the Date of Grant. For the purposes of the immediately preceding sentence, an employee shall be considered owning the shares of Common Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. In addition, the stock owned directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as owned proportionately by or for its shareholders, partners or beneficiaries.

8.06                           Exercise of Options. Incentive Options and Nonqualified Options shall become exercisable in whole or in part and at such time or times as shall be set forth in the Incentive Stock Option Agreement or Nonqualified Stock Option Agreement, as applicable. Options shall be exercised by notice of intent to exercise the Option with respect to a specified number of whole shares delivered to the Company at its principal office, and payment in full to the Company in the amount of the Option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. The payment of the Option price shall be made in cash or, with the consent of the Board, in whole or in part in Common Stock valued at Fair Market Value which is owned by the Optionee.

8.07                           Non-Transferability of Options, Transfer upon Death of Optionee. No Option shall be transferable or assignable by the Optionee, other than by will or the laws of descent and distribution. Each Option shall be exercisable during the Optionee’s lifetime, only by the Optionee.

8.08                           Effect of Death or Other Termination of Employment.

(a)                                  If the Optionee’s employment with the Company is terminated for any reason other than death, disability, or retirement, the Optionee’s right to exercise any Stock Option shall terminate, and such Option shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date such Option would have expired had it not been for the termination of employment; provided, however, that if, within one year following an occurrence of a Change in Control, the Optionee’s employment is terminated in a Qualifying Termination (as defined in paragraph (d) below), the Optionee shall have the right to exercise such Option until the earlier of (1) the third anniversary of such termination of employment or (2) the date such Option would have expired had it not been for such termination of employment.   For purposes of applying the immediately preceding proviso with respect to treatment of Options in the event of a Qualifying Termination, the definition of a Change in Control set forth in Section 7.03 of Article VII shall be revised by substituting the phrase “a merger or consolidation of the Company with any other corporation is consummated” for the phrase “the stockholders of the Company approve a merger or consolidation of the Company with any other corporation” in clause (iii) of said Section 7.03. The Optionee shall have the right to exercise such Option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

(b)                                 If the Optionee’s employment with the Company is terminated by reason of death, disability, or retirement, the Optionee’s right to exercise any Stock Option shall terminate, and such Option shall expire, on the earlier of (A) the third anniversary of such termination of employment or (B) the date such Option would have expired had it not been for the termination of employment. The Optionee (or his successor if his employment is terminated by death) shall have the right to exercise such Option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

(c)                                  Notwithstanding the foregoing, the Board may in its discretion provide in an Option Agreement that such Option shall terminate at a date earlier or later than the date set forth above, provided such date shall not be beyond the earlier of (i) three years from the last day of Optionee’s employment or (ii) the date such Option would have expired had it not been for the termination of the Optionee’s employment.

(d)                                 The term “disability” as used in this paragraph means total and permanent disability. The terms “disability” and “retirement” shall be determined in accordance with applicable Company personnel policies as interpreted in the exercise of the Board’s discretion.  For purposes of subparagraph (a) above, the term “Qualifying Termination” shall have the meaning ascribed to such term in the Optionee’s individual employment or severance agreement with the Company or its Subsidiaries.  If the Optionee is not a party to an individual employment or severance agreement with the Company or its Subsidiaries, the term “Qualifying Termination” shall have the meaning ascribed to the term “Qualified Termination” in the Compaq Computer Corporation employee severance plan in which such Optionee is eligible to participate.

(e)                                  No transfer of an Option by an Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice of the same and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance of the transferee or transferees of the terms and conditions of such Option.

(f)                                    In the event an Optionee holds an Incentive Stock Option, such Option to the extent not exercised during the 90 days after termination of employment, automatically will be deemed a Nonqualified Stock Option and such Option will be exercisable during the remainder of the time set forth above; provided that in the event that employment is terminated because of death or the Optionee dies in such 90-day period, the Option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.

8.09                           Leave Without Pay. Any time spent by a Participant in the status of “leave without pay” shall be disregarded for purposes of determining the extent to which an Option or any portion thereof has vested. The meaning of the term “leave without pay” shall be determined by the Committee and shall include but not be limited to periods during which the Participant is receiving payments under the Company’s Long-Term Disability Plan.

8.10                           Rights of Stockholder. Optionee or his successor shall have no rights as a stockholder with respect to any share subject to an Option until the certificates evidencing the share purchased are properly delivered to such Optionee or his Successor.

8.11                           Buyout Provision.  At any time, the Committee may, but shall not be required to, authorize the Company to offer to buy out for a payment in cash or shares an Option previously granted based on such terms and conditions as the Committee shall establish and communicate to the Optionee in connection with such offer.

ARTICLE IX

Restrictions on Issuing Shares

The exercise of each Option shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body is necessary or desirable as a condition of or in connection with such exercise of delivery or purchase of shares pursuant to the Plan, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

In addition, the exercise of each Option shall be subject to the condition that, if required by the Board, Optionee shall give satisfactory assurance in writing, signed by Optionee, his successor or legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof; provided that such assurance shall be deemed inapplicable to (i) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Ac of 1933, as amended, and with respect to which no stop order suspending the effectiveness thereof has been issued, and (ii) any other sale of such shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act of 1933 as amended.

ARTICLE X

Amendment, Suspension and Termination of the Plan

The Board shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that no such action shall affect any Option granted without the consent of the Optionee or his Successor of the Option. In addition, unless duly approved by a majority of the holders of Common Stock entitled to vote thereon at a meeting (which may be the annual meeting), or the equivalent of said meeting, duly called and held for such purpose, no amendment or change shall be made in the Plan (a) increasing the total number of shares which may be issued under the Plan (except for adjustments for recapitalization, stock dividends and other changes in the corporate structure and except as contemplated in Article VII), (b) changing the minimum purchase price hereinbefore specified for the Common Stock subject to the Options, (c) changing the maximum period during which the Options may be exercised, (d) increasing the maximum number of shares for which Incentive Options may be granted to any one employee, or (e)

extending the period during which Options may be granted under the Plan. It is contemplated that the Incentive Options issued pursuant to the Plan qualify as “Incentive Stock Options” within the meaning of Section 422A of the Code. Accordingly, the Board shall administer the Plan and make such amendments as to accomplish this purpose.

ARTICLE XI

Miscellaneous

11.01                     Employment. Nothing in the Plan, any Option granted pursuant to the Plan, or in any Incentive Stock Option Agreement or Nonqualified Stock Option Agreement shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary.

11.02                     Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any Subsidiary or preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

11.03                     Plan Binding on Successors. The Plan shall be binding on the successors and assigns of the Company.

11.04                     Use of Proceeds. The proceeds from the sale of Common Stock, pursuant to Options granted under the Plan, shall constitute general funds of the Company.